UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 3, 2017

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement; Amendment to Material Agreement

On April 3, 2017, Cincinnati Bell Inc. (the “Company”), the Company’s newly acquired subsidiary SunTel Services LLC (“SunTel”), and Regions Bank as Trustee, entered into a First Supplemental Indenture, which supplements that certain Indenture dated September 22, 2016 between the Company and Regions Bank as Trustee (the “Indenture”) governing the issuance of the Company’s 7.00% Senior Notes due 2024 (“the Notes”), by adding SunTel as a party to the Indenture, and as a Guarantor (as defined in the Indenture), of the Notes. In accordance with the First Supplemental Indenture, along with the existing Guarantors SunTel will jointly and severally guarantee the obligations of the Company with respect to the Notes, pursuant to the terms of the Indenture.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	First Supplemental Indenture dated April 3, 2017, between Cincinnati Bell Inc., SunTel Services LLC, and Regions Bank, as Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	April 6, 2017	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Supplemental Indenture dated April 3, 2017, between Cincinnati Bell Inc., SunTel Services LLC, and Regions Bank, as Trustee